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                                                                  EXHIBIT 10.18



                       KAUFMAN AND BROAD HOME CORPORATION
                            DIRECTORS' LEGACY PROGRAM
                            (amended January 1, 1999)


1.      PURPOSE OF THE PROGRAM

        The Kaufman and Broad Home Corporation Directors' Legacy Program (the "Program") allows each eligible Director of Kaufman and Broad Home Corporation (the "Company") to recommend that the Company make a donation of up to $1,000,000 ($500,000 for Directors retiring prior to January 1, 1999) to the eligible tax-exempt organization(s) (the "Donee(s)") selected by the Director, with the donation to be made in the Director's name in ten equal annual installments, with the first installment to be made as soon as is practicable after the Director's death. The purpose of the Program is to recognize the interest of the Company and its Directors in supporting worthy educational institutions and other charitable organizations.

2.      ELIGIBILITY

        All persons who were serving as Directors of the Company as of January 1, 1995, shall be eligible to participate in the Program. All Directors who join the Company's Board of Directors after that date shall be immediately eligible to participate in the Program upon election to the Board. However, the Nominating Committee of the Board of Directors may, in its good faith discretion, deny participation to a Director if it determines that it would not be in the Company's best interest for the Director to participate, whether due to excessive cost or other circumstances.

3.      RECOMMENDATION OF DONATION

        When a Director becomes eligible to participate in the Program, he or she shall make a written recommendation to the Company, on a form approved by the Company for this purpose, designating the Donee(s) which he or she intends to be the recipient(s) of the Company donation to be made on his or her behalf. A Director may revise or revoke any such recommendation prior to this or her death by singing a new recommendation form and submitting it to the Company.

4.      AMOUNT AND TIMING OF DONATION

        Each eligible Director may choose one organization to receive a Company donation of $1,000,000 (or $500,000, if applicable) or up to five organizations to




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        receive donations aggregating $1,000,000 (or $500,000, if applicable).
        Each recommended organization must be recommended to receive a donation of at least $100,000. The donation will be made by the Company in ten equal annual installments, with the first installment to be made as soon as is practicable after the Director's death. If a Director recommends more than one organization to receive a donation, each will receive a prorate portion of each annual installment. Each annual installment payment will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director.

5.      DONEES

        In order to be eligible to receive a donation, a recommended organization must initially, and at the time a donation is to be made, qualify to receive tax deductible donations under the Internal Revenue Code, and be reviewed and approved by the Nominating Committee of the Board of Directors of the Company. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Company. A Director's private foundation is not eligible to receive donations under the Program. If an organization recommended by a Director ceases to qualify as a Donee, and if the Director does not submit a form to change the recommendation before his or her death, the amount recommended to be donated to the organization will instead be donated to the Director's remaining recommended qualified Donee(s) on a prorated basis. If none of the recommended organizations qualify, the donation will be made to the organization(s) selected by the Company.

6.      VESTING

        For persons serving as Directors as of January 1, 1999, two separate vesting schedules shall apply. For the initial $500,000 charitable award (as adopted under the original Program dated January 1, 1995), a sixty month vesting schedule applies in accordance with the following schedule:


                        Months of Service      Donation Amount
                        -----------------      ---------------
                        Less than 12                  0%
                        12-23                        20%
                        24-35                        40%
                        36-47                        60%
                        48-59                        80%
                        60 or more                  100%






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        For persons serving as Directors on January 1, 1995, Board service prior to January 1, 1995 will be counted as vesting service for the original $500,000 donation only.

        As it relates to the increased donation amount of $500,000 (as adopted under the amended Program dated January 1, 1999) a separate thirty-six month vesting schedule shall apply which begins January 1, 1999, and will be fully satisfied on January 1, 2002. The donation amount will be determined in accordance with the following schedule:


                        Months of Service      Donation Amount
                        -----------------      ---------------
                        Less than 12                  0%
                        12-23                        40%
                        24-35                        70%
                        36 or more                  100%

        For persons joining the Board of Directors after January 1, 1999, a Director will be fully vested in the Program for the entire $1,000,000 charitable award upon the completion of sixty months of service as a Director. The donation amount will be determined in accordance with the following schedule:


                        Months of Service        Donation Amount
                        -----------------        ---------------
                        Less than 12                  0%
                        12-23                        20%
                        24-35                        40%
                        36-47                        60%
                        48-59                        80%
                        60 or more                  100%

        Notwithstanding the preceding vesting schedules, a Director shall become fully vested in the Program in the event he or she dies or becomes disabled while serving as a Director, or in the event that he or she retires at the recommended retirement age.

        If a Director recommends more than one organization to receive aggregate donations of $1,000,000 (or $500,000 for Directors retiring prior to January 1,


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        1999), and if the applicable vested donation amount is less that
        $1,000,000, the actual donation amount will be divided among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director. For example, if a Director recommends one organization to receive a donation of $750,000 and another to receive a donation of $250,000, the organization recommended to receive the $750,000 will receive 75% of the vested donation amount and the other organization will receive 25% of the vested donation amount.

7.      FUNDING AND PROGRAM ASSETS

        The Company may fund the Program or it may choose not to fund the Program. If the Company elects to fund the Program in any manner, neither the Directors nor their recommended Donee(s) shall have any rights or interests in any assets of the Company identified for such purpose. Nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any Donee recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Donee any interest in any assets of the Program or the Company. If the Company elects to fund the Program through life insurance policies, a participating Director agrees to cooperate and fulfill the enrollment requirements necessary to obtain insurance on his or her life.

8.      AMENDMENT OR TERMINATION

        The Board of Directors of the Company may, at any time, without the consent of the Directors participating in the Program, amend, suspend, or terminate the Program.

9.      CHANGE OF OWNERSHIP

        Notwithstanding any contrary provisions in Section 7 or Section 8, if there is a Change of Ownership of the Company, all participants serving as Directors at the time of the Change of Ownership shall immediately become vested in the Program, and the Program shall thereafter be irrevocable with respect to all participants in the Program at the time of the Change of Ownership. In addition, the Company shall immediately create an irrevocable trust to make the anticipated Program donations, and shall immediately transfer to the trust sufficient assets (which may include insurance policies) to make all the Program donations in respect to the individuals who were participants immediately before the of Ownership. For the purpose of the Program, the term "Change of Ownership" shall have the same meaning as is defined for the term in
        Section 9 of the Company's 1998 Employee Stock Plan, or any successor plan thereto.



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10.     ADMINISTRATION

        The Program shall be administered by the Chairman of the Board and the Nominating and Corporate Governance Committee of the Board of Directors of the Company. The Chairman of the Board shall have plenary authority in its discretion, but subject to the provisions of the Program, to prescribe, amend, and rescind rules, regulations and procedures relating to the Program. The determinations of the Chairman of the Board on the foregoing matters shall be conclusive and binding on all interested parties.

11.     GOVERNING LAW

        The Program shall be construed and enforced according to the laws of California, and all provisions thereof shall be administered according to the laws of said state.

12.     EFFECTIVE DATE

        The Program effective date is January 1, 1995. The recommendation of a Director will not be effective until he or she completes the Program enrollment requirements.